Exhibit 10.4

Amendment Number One to the Executive Deferred Compensation Plan for Oscar Schmidt (Effective July 1, 2009)

The Executive Deferred Compensation Plan for Oscar Schmidt (the "Plan") is hereby amended, effective as of the dates set forth below, as follows:

1. Effective November 1, 2013, Section 5 of the Plan is hereby amended by adding the following new Section 5.4 at the end thereof to read as follows:

''Notwithstanding the provisions of this Section 5, upon the execution by the Participant of a general waiver and release of claims against the Company and all of its affiliates in the form to be provided by the Company in its discretion, the Participant shall be provided a one-time credit of Deferred Compensation during the 2013 Plan year in the amount of $400,000.00.

2. Effective January 1, 2014, Section 6 of the Plan is hereby amended by deleting the phrase "Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates" and replacing it with "Metropolitan Life Auxiliary Savings and Investment Plan."

IN WITNESS WHEREOF, MetLife Group, Inc. has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer's signature.

MetLife Group, Inc.

/s/Mark J. Davis
Mark J. Davis
Vice President
Global Compensation and Benefits
Plan Administrator

Date: Nov. 20, 2013

Witness: /s/Margery Brittain